Exhibit 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated December 23, 2020, with respect to the consolidated financial statements of Enhanced Capital Group, LLC and Enhanced Capital Partners, LLC included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-259823) and related Prospectus of P10, Inc. for the registration of 20,000,000 shares of its common stock.

/s/ Ernst & Young LLP

New Orleans, Louisiana

October 15, 2021